EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


         This EMPLOYMENT AGREEMENT, dated as of October 9, 2006 by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation with its principal place of business at 75 Ninth Avenue, New York, New York 10010 ("Employer") and CHARLES TARZIAN, an individual residing at 50 Kellogg Hill Road, Weston, Connecticut 06883 ("Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Employer operates a sales promotion and marketing services business; and

         WHEREAS, Employer desires to employ Executive, and Executive desires to be employed by Employer, on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Executive and Executive hereby accepts employment by Employer for the period and on the terms and conditions set forth in this Agreement. Executive represents and warrants to Employer that Executive is not now under any written agreement, nor has he previously, at any time, entered into any written agreement with any person, firm or corporation, which would or could in any manner preclude or prevent him from entering into this Agreement or providing the services hereunder.

         2. Position, Employment Duties and Responsibilities. Executive shall be employed as Employer's President and Chief Executive Officer with the responsibility of serving as President and Chief Executive Officer and with such other responsibilities typically accorded a President and Chief Executive Officer, subject to Employer's established company policies and procedures and to such further duties and responsibilities granted and restrictions imposed by Employer's Board of Directors. Throughout the term of this Agreement (i) Executive shall devote his entire working time, energy and skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Employer, and
(ii) shall not be permitted to engage in any other business enterprise (other than as a passive investor holding less than two percent (2%) of the outstanding securities of a publicly traded company), whether or not competitive with the business of Employer, including, without limitation, the business of Last Mile LLC ("Last Mile"), Coyote Technologies Corp. ("Coyote") or any affiliate thereof. Concurrent with the execution of this Agreement, Executive will be appointed to Employer's Board of Directors.

         3. Working Facilities. Executive will work out of Employer's offices located in New York, New York.

         4.       Compensation and Benefits.
                  -------------------------

                  4.1 Salary. For the services rendered by Executive to Employer, Employer shall pay to Executive an annual base salary of Three Hundred Seventy Five Thousand Dollars ($375,000), payable in reasonable periodic

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installments in accordance with Employer's regular payroll practices in effect from time to time. Executive's performance will be reviewed annually and subject to such review, Executive's salary may be adjusted as the Board of Directors of Employer may determine in its sole discretion, but the Executive acknowledges that there is no agreement regarding any such adjustment.

                  4.2 Bonus. During the Term (as defined below), Executive shall be eligible to receive an annual incentive award ("Annual Bonus"), targeted at fifty percent (50%) of his base salary, based on Executive's achievement of annual performance and other targets approved by the Board of Directors under a management bonus plan. The amount and payment of any such Annual Bonus shall be determined in accordance with Employer's practices for awarding annual incentive awards to senior executives, and subject to Executive's performance, may be greater or less than the targeted amount. Executive acknowledges that to date no management bonus plan of Employer is in effect.

                  4.3 Employee Benefits. Executive shall be entitled to (a) participate in and be provided with health insurance, life insurance, 401(k) and other benefit plans and programs readily offered to and or made available to Employer's employees, and (b) four (4) weeks paid vacation during each year of the employment term, with such vacation otherwise consistent with the vacation policy of Employer. Any vacation time not taken during any calendar year of employment shall not be carried into any subsequent calendar year, and Employer shall not be obligated to pay Executive for any vacation time available to but not used by Executive within the prescribed period. Executive acknowledges and agrees that to the extent he is required to devote time during regular business hours to his defense in that certain action styled Circle.com LLC d/b/a Euro RSCG 4D v. Charles Tarzian and Last Mile LLC, Index No. 0661623, pending in the Supreme Court of the State of New York, County of New York (the "Pending Litigation"), such time shall be applied to his vacation time provided for under this Section 4.3, and to the extent such vacation time has been exceeded, shall reduce his salary payable hereunder.

                  4.4 Travel, Entertainment and Other Business Expenses. During the period of employment pursuant to this Agreement, Executive will, in a timely manner, be reimbursed for reasonable expenses incurred for the benefit of Employer in accordance with the general policy of Employer. Those reimbursable expenses shall include properly documented, authorized or otherwise reasonably required, travel, entertainment and other business expenses incurred by Executive, other than those expenses related to or in connection with routine commutation to and from Executive's home to Employer's New York, New York offices.

                  4.5 Deductions. All references herein to compensation to be paid to Executive are to the gross amounts thereof which are due hereunder. Employer shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, without limitation, social security payments, income tax withholding and any other deduction required by law) now in effect or which may become effective at any time during the term of this Agreement.

                  4.6 Restricted Stock. Upon the execution of this Agreement, Executive shall be awarded 200,000 shares of Employer's common stock, par value $.001 per share ("Common Stock") pursuant to a Restricted Stock Agreement in the form attached hereto as Exhibit A. In addition, Executive shall

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be eligible to receive awards of up to an additional 50,000 shares of restricted
Common Stock per year during the initial term of this Agreement based on the achievement of annual performance and other targets approved by the Board of Directors, and subject to such terms as shall be approved by the Board of Directors and set forth in the applicable Restricted Stock Agreement. Executive acknowledges that to date no targets have been established by the Board for such additional awards, and that the targets established for awards under this
Section 4.5 may be different than the targets established under Section 4.2 for the Annual Bonus.

                  4.7 Stock Maintenance Requirement. Executive covenants and agrees with Employer, that so long as Executive is employed by Employer, Executive shall continue to hold no less than fifty percent (50%) of the aggregate number of shares of Common Stock issued to Executive by Employer in connection with his employment with Employer (including, without limitation, the initial 200,000 shares of Common Stock, and any other shares of Common Stock, issued under Section 4.5 above).

         5. Term. This Agreement shall be for a term of three (3) years, commencing on the date hereof and ending on the third anniversary of the date of this Agreement (the "Term"), unless sooner terminated as hereinafter provided. The Term of this Agreement shall automatically continue after the initial three-year Term unless and until either party terminates this Agreement by providing the other party with no less than thirty (30) days prior written notice of termination effective on or after the third anniversary of the date of this Agreement. In the event (i) Employer terminates this Agreement for any reason other than for "Cause" under Section 7, or (ii) Executive terminates this Agreement for Good Reason (as defined below), Executive shall be entitled receive six (6) months severance pay. For the purposes hereof, "Good Reason" shall mean the occurrence of any of the following events without Executive's consent: (i) a reduction in (x) Executive's base salary to an amount below $375,000, (y) the termination or material reduction of any material employee benefit or perquisite enjoyed by the Executive (other than in connection with the termination or reduction of such benefit or perquisite to all executives of Employer or as may be required by law), (ii) Employer relocates its offices outside of the greater New York metropolitan area requiring Executive to relocate his primary residence in order to perform his duties and responsibilities described herein; (iii) (x) a material diminution in the Executive's duties and responsibilities as described in Section 2 of this Agreement or (y) the assignment to the Executive of duties or responsibilities which are materially inconsistent with his duties and responsibilities as described in Section 2 of this Agreement or which materially impair the Executive's ability to function as the Chief Executive Officer of Employer; or
(iv) the failure of Employer to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Employer within thirty (30) calendar days after the closing of a merger, consolidation, sale or similar transaction. Notwithstanding the foregoing, following written notice from the Executive of any of the events described in (i) through (iv) above, Employer shall have thirty (30) calendar days in which to cure the alleged conduct. If Employer fails to cure, the Executive's termination shall become effective on the 31st calendar day following such written notice.

         6.       Nondisclosure and Non-Compete Covenants; Proprietary Rights
Covenant.

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                  6.1      Definitions. The following words and expressions used
in this Agreement shall have the respective meanings hereby assigned to them as follows:

                           (a)      "Affiliate" shall mean any partnership,
firm, corporation, association, trust, unincorporated organization or other entity, that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Employer.

                           (b)      "Business Associate" shall mean and refer to
any individual, partnership, corporation, associations or other business enterprise in any form which has had in the past, have currently, shall have or be attempting to develop during the Restriction Period a business relationship with Employer or any of its Affiliates as a customer or supplier.

                           (c)      "Customer" shall mean and refer to any past
or current customer of Employer or any of its Affiliates and shall also include those prospective customers who are actively being marketed by Employer or any of its Affiliates during the Term.

                           (d)      "Competitor" shall mean and refer to any
individual, partnership, corporation, association or other business enterprise in any form, other than Employer and its Affiliates, which at any time during the Restriction Period, either directly or indirectly, (i) engages in the business of promotion marketing and sells to Customers in the Restriction Area or (ii) engages in any other business directly competitive with Employer or any of its Affiliates and sells to Customers in the Restriction Area.

                           (e)      "Confidential Information" shall mean and
refer to all information of Employer and its Affiliates which is not generally known or available to the public or a Competitor (whether or not in written or tangible form), the knowledge of which could benefit a Competitor, including without limitation, all of the following types of information:

                           (i) identities of, and information pertaining to, Customers, Personnel and Business Associates;

                           (ii)     research, projections, financial
                                    information, cost and pricing information, invoices and internal accounting statistics;

                           (iii) product or service development plans and marketing strategies;

                           (iv)     purchasing methods; and

                           (v) trade secrets, or other knowledge or processes of or developed by Employer or any of its Affiliates.

                           (f)      "Confidential Materials" shall mean and
refer to any and all documents, materials, programs, recordings or any other tangible media (including, without limitation, copies or reproductions of any of the foregoing) in which Confidential Information may be contained.

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                           (g)      "Personnel" shall mean and refer to any and
all employees, contractors, agents, brokers, consultants or other individuals rendering services to Employer or any of its Affiliates for compensation in any form, whether employed by or independent of Employer or any of its Affiliates.

                           (h)      "Proprietary Rights" shall mean and refer to
any and all intellectual property rights of Executive (whether owned directly or indirectly) developed or acquired by Executive prior to the date hereof related to Last Mile, Coyote, the "Dynamic Marketing Environment" and any and all intellectual property rights proprietary to Circle.com LLC and/or any of its affiliates, in each case, that is subject to the Pending Litigation.

                           (i)      "Restriction Area" shall mean and refer to
the United States.

                           (j)      "Restriction Period" shall mean and refer to
the period of time, commencing on Executive's date of employment and expiring twelve (12) months after, for any reason whatsoever, (i) the employment relationship between Executive and Employer or any of its Affiliates terminates or (ii) Executive ceases to perform services for Employer or any of its Affiliates, whichever occurs later.

                  6.2      Covenant Not to Compete.
                           -----------------------

                           (a)      During the Restriction Period, Executive
shall not directly or indirectly, own, manage, invest or acquire any economic stake or interest in, or otherwise engage or participate in any manner whatsoever in any Competitor (whether as a proprietor, partner, shareholder, investor, manager, director, officer, employee, venturer, representative, agent, broker, independent contractor, consultant, or other participant). Executive, however, shall not be prohibited from owning a passive investment of less than two percent (2%) of the outstanding shares of capital stock or bonds of a corporation, which stock or bonds are listed on a national securities exchange or are publicly traded in the over-the-counter market.

                           (b)      The parties recognize the possibility that
there might be some limited ways, which the parties do not now contemplate, through which Executive might be able to participate in a Competitor, and which pose no risk of harm to the interests of Employer or its Affiliates. If, prior to beginning any such relationship with a Competitor, Executive makes a full disclosure to Employer of the nature of Executive's proposed participation, Employer agrees to evaluate in a timely manner whether it or its Affiliates will suffer any risk of harm to it or their respective interests, and will notify Executive if it has any objection to Executive's proposed participation; provided, however, that Employer's failure to notify Executive shall not be deemed to be an approval of Executive's proposed participation. Employer's determination in this regard shall be final and not subject to review. If Executive fails to make the prior disclosure required by this Section 6.2(b), it shall be conclusively presumed and Executive shall be deemed to have admitted that his participation in a Competitor during the Restriction Period will cause harm to the interests of Employer or its Affiliates.

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                  6.3      Covenant Not to Interfere.
                           -------------------------

                           (a)      During the Restriction Period, Executive
shall not, directly or indirectly, solicit, induce or influence, or attempt to induce or influence, any Customer to terminate a relationship which has been formed or is being formed with Employer or any of its Affiliates, or to reduce the extent of, discourage the development of, or otherwise harm its relationship with Employer or any of its Affiliates, including, without limitation, to commence or increase its relationship with any Competitor.

                           (b)      During the Restriction Period, Executive
shall not, other than during the Term of this Agreement consistent with his duties and obligations under Section 2 hereof, directly or indirectly, recruit, solicit, induce or influence, any Personnel of Employer or any of its Affiliates to discontinue, reduce the extent of, discourage the development of, or otherwise harm their relationship or commitment to Employer or its Affiliates, including, without limitation, by employing, seeking to employ or inducing or influencing a Competitor to employ or seek to employ any Personnel of Employer or any of its Affiliates, or inducing an employee of Employer or any of its Affiliates to leave employment by Employer or its Affiliate, as the case may be.

                           (c)      During the Restriction Period, Executive
shall not, other than during the Term of this Agreement consistent with his duties and obligations under Section 2 hereof, directly or indirectly, solicit, induce or influence, or attempt to induce or influence, any Business Associate to discontinue, reduce the extent of, discourage the development of, or otherwise harm its relationship with Employer or any of its Affiliates, including, without limitation, by inducing a Business Associate to commence, increase the extent of, develop or otherwise enhance its relationship with any Competitor, or to refuse to do business with Employer or any of its Affiliates.

                  6.4      Confidential Information.
                           ------------------------

                           (a)      Duty to Maintain Confidentiality. Executive
shall maintain in strict confidence and duly safeguard to the best of his ability any and all Confidential Information. Executive covenants that Executive will become familiar with and abide by all policies and rules issued by Employer now or in the future dealing with Confidential Information.

                           (b)      Covenant Not to Disclose, Use or Exploit.
Executive shall not, directly or indirectly, disclose to anyone or use or otherwise exploit for the benefit of anyone, other than Employer and its Affiliates, any Confidential Information. Notwithstanding the foregoing, the obligation of Executive to protect the confidentiality of any Confidential Information shall terminate as to any Confidential Information which: (i) is, or becomes, public knowledge through no act or failure to act of Executive; or (ii) is publicly disclosed by Employer (other than due to a breach under this Agreement).

                           (c)      Confidential Materials. All Confidential
Materials are and shall remain the exclusive property of Employer. No Confidential Materials may be copied or otherwise reproduced, removed from the premises of Employer, or entrusted to any person or entity (other than the

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Personnel entitled to such materials by authorization of Employer) without prior written permission from Employer. Notwithstanding the foregoing, Executive may copy Confidential Information and remove such Confidential Information from Employer's premises to Executive's residence, in each case, in the ordinary course of business in the discharge of Executive's duties and obligations under this Agreement.

                  6.5 Employer's Property. Any and all writings, improvements, processes, procedures and/or techniques which Executive may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at request or upon the suggestion of Employer or any Affiliate thereof, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Employer or any Affiliate thereof, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Employer. Executive shall make full disclosure to Employer of all such writings, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Employer. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, improvements, processes, procedures and techniques. Notwithstanding the foregoing, any pre-existing materials (including software source code, object code and documentation related thereto), and other creative and technical content, developed by Executive prior to the date hereof (collectively, the "Pre-Existing Consultant Materials") shall be the sole and exclusive property of Executive; and all rights related thereto, including, without limitation, copyrights, trademarks, trade secrets, patents, and other intellectual property or proprietary rights, are hereby exclusively reserved by Executive. It is expressly understood that no title to or ownership of the Pre-Existing Consultant Materials is transferred to Employer under this Agreement.

                  6.6 Use of Proprietary Rights. In connection with Executive's performance of his obligations hereunder, Executive shall not, without the prior approval of Employer's Board of Directors, which approval shall only be provided following a final judgment or other termination of the Pending Litigation consistent with such judgment or termination, directly or indirectly, make use of, exploit or otherwise derive any benefit from, or cause Employer directly or indirectly, to make use of, exploit or otherwise derive any benefit from, any Proprietary Rights.

         7. Discharge for Cause. Employer may discharge Executive (A) at any time for (a) criminal conduct constituting a felony offense, (b) alcohol or drug abuse which impairs Executive's performance of Executive's duties hereunder, (c) incompetence, insubordination, willful misconduct, willful violation of any express direction or any reasonable rule or regulation established by Employer's Board of Directors from time to time regarding the conduct of its business, or any violation of Executive of the terms and conditions of this Agreement, after, in each case under this clause (c), written notice is provided to Executive thereof and Executive has failed to cure such acts or action after a period of fifteen (15) days; (d) misrepresentation made in this Agreement, or (B) at any time within six months following any final judgment or other conclusion of the Pending Litigation adverse to Executive, including, without limitation, any final judgment in which it is determined (or settlement in which Executive acknowledges) that Executive breached any obligation or fiduciary duty to Circle.com LLC ("Circle"), whether under a written agreement or otherwise, wrongfully competed with Circle, or otherwise engaged in any wrongful action with respect to Circle and/or any of its

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affiliates. In the event that Employer wishes to discharge Executive for incompetence, insubordination, willful misconduct, any willful violation of any express direction or any reasonable rule or regulation established by Employer's Board of Directors from time to time regarding the conduct of its business, or any violation of Executive of the terms and conditions of this Agreement, Employer shall notify Executive in writing of Employer's intention to discharge Executive and of the time (which shall be at least 48 hours after such notice) and place when Executive may have a hearing before the Board of Directors. Within five (5) business days following such hearing, the Board of Directors shall advise Executive of its determination and, if Executive is to be terminated, of the date of Executive's termination. In the event of any termination pursuant to this Section 7, Employer shall have no further obligations or liabilities hereunder after the date of such discharge.

         8.       Consequences Upon Termination.
                  -----------------------------

                  8.1 Payment of Compensation Owed. Upon the termination of Executive's employment and this Agreement for any reason whatsoever, Employer shall promptly pay to Executive all compensation owed to Executive up until the date of termination.

                  8.2 Return of Property. Upon the termination of Executive's employment and this Agreement for any reason whatsoever, Executive shall promptly return to Employer all Confidential Materials in his possession or within Executive's control, all keys, credit cards, business card files and other property belonging to Employer.

         9.       Remedies.
                  --------

                  9.1 Equitable Relief. The parties acknowledge that the provisions and restrictions of Section 6 of this Agreement are reasonable and necessary for the protection of the legitimate interests of Employer and Executive. The parties further acknowledge that the provisions and restrictions of Section 6 of this Agreement are unique, and that any breach or threatened breach of any of these provisions or restrictions by Executive will provide Employer with no adequate remedy at law, and the result will be irreparable harm to Employer. Therefore, the parties agree that upon a breach or threatened breach of the provisions or restrictions of Section 6 of this Agreement by Executive, Employer shall be entitled, in addition to any other remedies which may be available to it, to institute and maintain proceedings at law or in equity, to recover damages, obtain specific performance or a temporary or permanent injunction, without the necessity of establishing the likelihood of irreparable injury or proving damages and without being required to post bond or other security.

                  9.2 Modification of Restrictions; Full Restriction Period. If the Restriction Period, the Restriction Area or the scope of activity restricted in Section 6 should be adjudged unreasonable in any proceeding, then the Restriction Period shall be reduced by such number of months, the Restriction Area shall be reduced by the elimination of such portion thereof or the scope of the restricted activity shall be modified, or any or all of the foregoing, so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Executive violates any of the restrictions contained in Section 6, the Restriction Period shall not run in favor of Executive from the time of commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of Employer.

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                  9.3      Arbitration. Except for the provisions of Sections
9.1 and 9.2 above, any controversy, dispute, or difference arising out of or relative to this Agreement or the breach thereof shall be determined by arbitration in New York City before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. A demand for arbitration under this provision shall be made in writing to the other party within sixty (60) days of the date the party demanding arbitration knew or should have known of the event giving rise to the claim, but in no event more than two (2) years after the event giving rise to the claim, or the claim shall be forever barred. The parties agree that judgment upon any award rendered may be entered in any court having jurisdiction thereof as an enforceable judgment or decree.

         10. Consideration for Restrictive Covenants. Executive acknowledges that the execution of this Agreement and compliance with it by Employer shall constitute fair and adequate consideration for Executive's compliance with the restrictive covenants contained in the respective sections of this Agreement.

         11.      Miscellaneous.
                  -------------

                  11.1 Governing Law. This Agreement, its interpretation, performance and enforcement, and the rights and remedies of the parties hereto, shall be governed and construed by the laws of the State of New York applicable to contracts to be performed wholly within New York, without regard to principles of conflicts of laws and without the aid of any canon, custom or rule of law requiring construction against the drafter.

                  11.2 Waiver. A waiver by any party of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed or construed as a further or continuing waiver of any such condition or the breach of any other term, covenant, representation, or warranty set forth in this Agreement.

                  11.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and contemporaneous understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. All exhibits referred to in this Agreement are incorporated herein by reference.

                  11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, telecopy or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.5):

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                           (a)      if to Employer:

                           CoActive Marketing Group, Inc.
                           75 Ninth Avenue
                           New York, New York 10011
                           Telecopy:  (212) 660-3860
                           Attention:  Chairman of the Board

                           (b)      if to Executive:

                           Charles Tarzian
                           50 Kellogg Hill Road
                           Weston, Connecticut 06883

                  11.6 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  11.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  11.9 Amendment or Termination. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, amendment, termination, discharge or effectuation of the abandonment is sought.

                  11.10    Indemnification.
                           ---------------

                           (a)      Employer agrees that if the Executive is
made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a director, officer or employee of Employer or any of its Affiliates or is or was serving at the request of Employer as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such

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Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by Employer to the fullest extent legally permitted or authorized by Employer's certificate of incorporation or bylaws or resolutions of Employer's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of Employer or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators.

                           (b)      Neither the failure of Employer (including
its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 11.10(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by Employer (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                           (c)      Employer agrees to continue and maintain
directors' and officers' liability insurance policy covering the Executive to the extent Employer provides such coverage for its other executive officers and directors, as applicable.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ MARC PARTICELLI
                                           -------------------------------------
                                       Name:   Marc Particelli
                                       Title:  Chief Executive Officer


                                       /s/ CHARLES TARZIAN
                                       -----------------------------------------
                                       Charles Tarzian


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

                                    EXHIBIT A
                           RESTRICTED STOCK AGREEMENT











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